Exhibit 99.1

Esports Technologies Announces Revenue of $7 Million for the First Quarter of 2022

Esports Technologies Reaffirms Guidance of $70 Million of Revenue for Remaining Fiscal Year 2022

LAS VEGAS, February 9, 2022 – Esports Technologies, Inc. (Nasdaq: EBET, “Esports Technologies”), a leading global provider of advanced esports wagering products and technology, announced revenue for the quarter ended December 31, 2021 of approximately $7.1 million and a gross profit of approximately $2.5 million, with substantially all of it coming in the month of December. During the quarter, EBET increased its cash position to $11.8 million, up $2.8 million from the previous fiscal year end. The company also reaffirmed its guidance of $70 million in revenue for the remainder of fiscal year 2022, which will include 10 months of reporting since the acquisition of the online sportsbook and casino brands Karamba, Hopa, Griffon Casino, BetTarget, Dansk777, and GenerationVIP.

Esports Technologies has taken significant strides in achieving its vision of being the leader in esports wagering and technology, gaining 1.25 million deposited customers from the acquisition that resulted in access to Tier 1 regulated markets including the United Kingdom, Germany, Denmark, and Ireland. This provides EBET the ability to continue to grow the number and size of wagers across all brands.

During the quarter, the company invested in the expansion to additional markets for its casino, sportsbook, and esports offerings, including Asia, Latin America, and Europe. Esports Technologies has consolidated all of its brands onto a single platform, which will enhance efficiency as it launches in new markets.

The company plans to continue to invest in new esports products and intellectual property. This includes the continued development of its odds-modeling technology to provide improved odds and more betting options to players, as well as its patent-pending browser extension that will allow live wagering within any streaming environment.

“This quarter, we have made a big step towards our vision to be the leader in esports wagering. The boost in revenue from our newly acquired brands is a great indication of future growth,” commented Aaron Speach, Chief Executive Officer of Esports Technologies. “With this business, and our other avenues for growth, we are strongly positioned to capitalize on the heightened popularity and interest in esports.”

Conference Call and Additional Information

A conference call is set for today, February 9, 2022 at 4:30 PM EST, to review details of first quarter 2022 and fiscal year 2021 results as well as to offer forward-looking guidance. The pre-recorded conference call can be listened to at https://viavid.webcasts.com/starthere.jsp?ei=1528794&tp_key=7607b6a41d. Additionally, a replay of the call will be available on Esports Technologies’ Investor Relations page at https://esportstechnologies.com/investor-overview.

About Esports Technologies

Esports Technologies develops award-winning, groundbreaking and engaging wagering products for esports fans and bettors around the world. The company is focused on bringing better odds and technology solutions to cater to the Millennial and Gen-Z demographics. It has an expanding portfolio of intellectual property with patents pending around odds modeling simulation, an electronic sports betting exchange system, live streaming odds integration and enhancing modeling probabilities in multi-player games. Esports Technologies operates online sportsbook and casino brands Karamba, Hopa, Griffon Casino, BetTarget, Dansk777, GenerationVIP and Gogawi, which have over 1.25 million deposited customers in more than 15 countries. Esports Technologies recently was awarded SIGMA’s Esport Product of the Year, and its brand Karamba received SBC’s award for Innovation in Casino & Gaming Entertainment. Esports Technologies is listed on the Nasdaq under the symbol EBET.

For more information, visit: https://esportstechnologies.com.

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Forward-Looking Statements: This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995, which statements involve risks and uncertainties. Forward-looking statements include, without limitation, the Company’s revenue guidance for the remainder of fiscal year 2022 and the Company’s ability to continue to grow the number and size of wagers across brands. These statements relate to future events, future expectations, plans and prospects. You can identify forward-looking statements by those that are not historical in nature, particularly those that use terminology such as “may,” “should,” “expects,” “anticipates,” “contemplates,” “estimates,” “believes,” “plans,” “projected,” “predicts,” “potential,” or “hopes” or the negative of these or similar terms. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable as of the date made, actual results or outcomes may prove to be materially different from the expectations expressed or implied by such forward-looking statements. These statements are only predictions and involve known and unknown risks, uncertainties, and other factors, including those discussed in the Company’s filings with the Securities and Exchange Commission, including as set forth in Item 1A. “Risk Factors” in our most recently filed Form 10-K filed with the Securities and Exchange Commission and updated from time to time in our Form 10-Q filings and in our other public filings with the SEC. The Company does not undertake any obligation to release publicly any revisions to forward-looking statements as a result of subsequent events or developments, except as required by law.

Contacts:

For Investors:

ICR, Inc.

Ryan Lawrence

Ryan.Lawrence@icrinc.com

Ashley DeSimone

Ashley.Desimone@icrinc.com

For Media:

ICR, Inc.

Dan McDermott

Dan.McDermott@icrinc.com

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